Post-Effective Amendment No. 3 to
                                                       SEC File No. 70-7862

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C. 20549

                                       FORM U-1

                                     APPLICATION

                                        UNDER

                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                    JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                                  300 Madison Avenue
                          Morristown, New Jersey 07962-1911

                        METROPOLITAN EDISON COMPANY ("Met-Ed")
                      2800 Pottsville Pike, Muhlenberg Township
                           Berks County, Pennsylvania 19605

                      PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                      2800 Pottsville Pike, Muhlenberg Township
                           Berks County, Pennsylvania 19605
                      (Names of companies filing this statement
                    and addresses of principal executive offices)


                      GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
            (Name of top registered holding company parent of applicants)

          T. G. Howson, Vice President       Douglas E. Davidson, Esq.
            and Treasurer                    Berlack, Israels & Liberman LLP
          M. A. Nalewako, Secretary          120 West 45th Street
          GPU Service Corporation            New York, New York 10036
          100 Interpace Parkway
          Parsippany, New Jersey 07054

          R. S. Cohen, Secretary             W. Edwin Ogden, Esq.
          Jersey Central Power &             Ryan, Russell, Ogden & Seltzer
           Light Company                     1100 Berkshire Boulevard
          300 Madison Avenue                 P.O. Box 6219
          Morristown, New Jersey 07962-1911  Reading, Pennsylvania 19610

          W. C. Matthews, II, Secretary      Robert C. Gerlach, Esq.
          Metropolitan Edison Company        Ballard Spahr Andrews &
          Pennsylvania Electric Company       Ingersoll
          2800 Pottsville Pike               1735 Market Street, 51st Fl.
          Reading, Pennsylvania 19605        Philadelphia, PA 19103-7599
          ________________________________________________________________
                 (Names and addresses of agents for service of process)





                    JCP&L, Met-Ed and Penelec hereby post-effectively amend

          their Application on Form U-1, as heretofore amended, docketed in

          SEC File No. 70-7862, as follows:

                    1.  By filing the following exhibits in Item 6 thereof:

                         B-2(b)    -    Forms of New Letters of Representa-
                                        tion.

                         D-2(c)    -    Copy   of   Order   of  the   PaPUC
                                        registering   Met-Ed's   Securities
                                        Certificate.

                         D-3(c)    -    Copy of Order of  PaPUC registering
                                        Penelec's Securities Certificate.












































                                      SIGNATURE

                    PURSUANT  TO THE  REQUIREMENTS  OF  THE PUBLIC  UTILITY

          HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES  HAVE DULY

          CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON THEIR BEHALF

          BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   METROPOLITAN EDISON COMPANY
                                   PENNSYLVANIA ELECTRIC COMPANY


                                   By:________________________________
                                        T. G. Howson, Vice President
                                          and Treasurer

          Date:  October 18, 1995